SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Simmons Holdco, Inc., Simmons Company, THL-SC Bedding Company, and Simmons Bedding Company (collectively, “Simmons” or the “Company”) accepted the resignation of Charles R. Eitel as Chairman and Chief Executive Officer of Simmons effective September 30, 2008 and appointed Mr. Eitel to serve as Vice Chairman of the Company’s board of directors through December 31, 2009.  In this position, Mr. Eitel will continue to contribute to the Company through his long-standing relationships with key customers, suppliers and industry groups.

Effective October 1, 2008, the leadership of the Company transitions to Stephen G. Fendrich, the Simmons’s President and Chief Operating Officer since January 1, 2008.  Mr. Fendrich will oversee all aspects of Simmons’s operations, and all other members of the leadership team will report to him.  Mr. Fendrich will report to the newly formed Executive Committee of the board of directors of Simmons Company, composed of current directors David A. Jones, B. Joseph Messner, and Scott A. Schoen.

Simmons Bedding Company, a wholly-owned subsidiary of Simmons Company, issued a press release announcing the transition of leadership on September 30, 2008.  The press release is furnished as Exhibit 99.1 and incorporated into this item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	September 30, 2008